UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 24, 2008

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP

(Exact name of Registrant as specified in its charter)

            Delaware                  0-10831                 94-2744492

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP Palm Lake, L.L.C., a Delaware limited liability company (the “Company”).  As previously disclosed, after April 30, 2008, the assets and liabilities of the Company are allocated solely to the holders of Series A Units of the Registrant for all purposes. The Company owns Palm Lake Apartments (“Palm Lake”), a 150-unit apartment complex located in Tampa, Florida.

On October 24, 2008 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Blackhawk Apartment Opportunity Fund II LLC, an Illinois limited liability company, (the “Purchaser”) to sell Palm Lake to the Purchaser for a total sales price of $7,000,000.

On November 24, 2008, the Company and the Purchaser entered into a First Amendment to Purchase and Sale Contract pursuant to which the Purchaser will receive a credit at closing of $300,000 against the purchase price to either establish an escrow for the Purchaser’s lender or to place in an escrow for the Purchaser to apply to improvements to Palm Lake.  The Purchaser was also required to deliver an additional deposit of $150,000 to the escrow agent on November 24, 2008.  The expected closing date is December 12, 2008.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.69       First Amendment to Purchase and Sale Contract between CCIP Palm Lake, L.L.C., a Delaware limited liability company, and Blackhawk Apartments Opportunity Fund II LLC, an Illinois limited liability company, dated November 24, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL

INSTITUTIONAL PROPERTIES, LP

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: December 1, 2008